UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

CME GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 4, 2021, CME Group Inc. (“CME Group”) issued and sold in a private placement to Google LLC (“Google”), an affiliate of Alphabet Inc., 4,584,020 shares of Series G Non-Voting Convertible Preferred Stock for an aggregate purchase price of approximately $1 billion in cash. CME Group plans to use the funds received in the transaction for general corporate purposes and to support its broader technology transformation project.

The issuance and sale of the shares of Series G Non-Voting Convertible Preferred Stock to Google was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). In connection with such issuance and sale, Google represented to CME Group that it is an “accredited investor,” as defined in Rule 501 under the Securities Act, and that it was acquiring the Series G Non-Voting Convertible Preferred Stock solely for investment with no intention to distribute any of the purchased Series G Non-Voting Convertible Preferred Stock to any person. Appropriate legends will be affixed to any certificates or other instruments evidencing shares of the Series G Non-Voting Convertible Preferred Stock or shares of CME Group’s Class A Common Stock, par value $.01 per share (the “Common Stock”), issued upon conversion of Series G Non-Voting Convertible Preferred Stock into Common Stock.

The information set forth in Item 5.03 of this report is incorporated by reference in this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Series G Non-Voting Convertible Preferred Stock

On November 4, 2021, CME Group filed with the Secretary of State of the State of Delaware a certificate of designations designating the Series G Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) and establishing the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the shares of Series G Non-Voting Convertible Preferred Stock. The Certificate of Designations became effective upon filing.

The Series G Non-Voting Convertible Preferred Stock ranks on a parity basis with the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The holders of the Series G Non-Voting Convertible Preferred Stock are entitled to participate, on an as-converted basis, in any dividends declared and paid or distributions on the Common Stock, provided that, in the case of such a dividend or distribution payable in the form of Common Stock, a holder may elect to receive such dividend or distribution in the form of additional shares of Series G Non-Voting Convertible Preferred Stock, subject to CME Group’s right to pay such dividend or distribution to such holder in cash in lieu of such additional shares of Series G Non-Voting Convertible Preferred Stock.

Each holder of Series G Non-Voting Convertible Preferred Stock has the right at any time, at such holder’s option, to convert all of such holder’s shares into Common Stock at a specified conversion rate, which is initially one share of Common Stock per share of Series G Non-Voting Convertible Preferred Stock and is subject to adjustment for any subdivision or combination of the shares of Common Stock. If such a conversion would be subject to premerger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the conversion will be effected only as to the number of shares the conversion of which would not be subject to such premerger notification, and conversion of such holder’s remaining shares of Series G Non-Voting Convertible Preferred Stock will be effected after the expiration or early termination of any waiting period under the HSR Act.

In the event of any reclassification or merger or other similar business combination of CME Group with or into another person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of CME Group or another person; any transfer to another Person of all or a majority of the property and assets of CME Group, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or any statutory exchange of securities of CME Group with another person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities, the Series G Non-Voting Convertible Preferred Stock will, immediately prior to consummation of such event, convert automatically into Common Stock at the then-applicable conversion rate, provided that a holder of Series G Non-Voting Convertible Preferred Stock subject to such an automatic conversion may notify CME Group that such holder does not wish to receive Common Stock in such automatic conversion, in which case, CME Group may, at its option, either provide for the issuance to such holder of shares of a new class or series of preferred stock having terms substantially similar to those of the Series G Non-Voting Convertible Preferred Stock or pay such holder cash in lieu of shares of Common Stock.

In an automatic conversion, a holder may not receive, and CME Group may elect to pay cash in lieu of, any shares of Common Stock in excess of the maximum number of shares of Common Stock that such holder could acquire before the expiration or termination of any applicable waiting period under the HSR Act. CME Group has the option to pay a holder cash in lieu of shares of Common Stock otherwise deliverable to such holder upon any conversion of such holder’s shares of Series G Non-Voting Convertible Preferred Stock to the extent that stockholder approval would be required under applicable stock exchange listing rules for the issuance of such shares of Common Stock to such holder.

Except as otherwise required by the General Corporation Law of the State of Delaware, the Series G Non-Voting Preferred Stock will have no voting rights.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference. CME Group’s Fourth Amended and Restated Certificate of Incorporation, as amended by the Certificate of Designations, is filed with this report as Exhibit 3.2.

Item 7.01	Regulation FD Disclosure.

On November 4, 2021, CME Group issued a press release regarding its strategic partnership with Google Cloud, a division of Google. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished under Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Series G Non-Voting Convertible Preferred Stock.

3.2	Fourth Amended and Restated Certificate of Incorporation of CME Group Inc., as amended.

99.1	Press release dated November 4, 2021.

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: November 4, 2021	By:	/s/ John W. Pietrowicz
	Name:	John W. Pietrowicz
	Title:	Senior Managing Director, Chief Financial Officer